EXHIBIT 99.1

CDTi APPOINTS MATTHEW BEALE TO BOARD OF DIRECTORS

Veteran International Business Development, Alternative Fuels Systems Executive

Oxnard, California – September 4, 2014 -- Clean Diesel Technologies, Inc. (NASDAQ: CDTI) (“CDTi”), a leader in advanced emission control solutions, today announced that Matthew Beale has been appointed to the Company’s Board of Directors, effective immediately. Mr. Beale, 47, has also been named Chairman of the Audit Committee. Beale’s appointment increases the size of the board to six directors.

Mr. Beale, who has a wide range of international finance and operations leadership experience in the alternative fuels industry, is currently Group Strategy Officer for Landi Renzo SpA, a multinational engineering and manufacturing company based in Italy focused on alternative fuel systems and components for OEM and aftermarket automotive applications. His responsibilities include corporate and business development as well as leadership of strategic growth initiatives.

Prior to that, from July 2012 to April 2013, Mr. Beale served as a consultant to the alternative fuel systems industry focused on business and capital markets strategy. Previously, Mr. Beale held several leadership positions at New York, NY-based Fuel Systems Solutions (NASDAQ: FSYS), a producer of fuel systems and components for automotive and industrial markets. His roles included Co-President from April 2011 to June 2012, Chief Financial Officer from May 2009 to April 2011, President and Secretary from May 2008 to April 2011 and Vice President of Business Development from February 2007 to April 2008.

“Matthew’s wide-ranging expertise in international business development and direct, hands-on experience managing an alternative fuel systems and components company will be tremendously valuable to CDTi at this important stage of our growth,” said Chairman Alexander Ellis III. “One of our major goals as a Company is commercializing our advanced, low-PGM and zero-PGM materials and robust manufacturing process technologies, as well as creating development partnerships and joint venture licensing and manufacturing agreements. Matthew’s experience and business acumen will be an important asset in these efforts.”

Prior to his work at Fuel Systems Solutions, Mr. Beale held international corporate finance and banking positions with CVS partners from 2005 to 2006, with Citigroup from 2000 to 2004 and with JP Morgan from 1994 to 1999.

Mr. Beale received a Bachelor of Arts degree in English Literature from the University of London, a Diploma in Accounting and Finance from the London School of Economics and an MBA from IESE Business School in Barcelona.

About CDTi

CDTi is a vertically integrated global manufacturer and distributor of emission control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other related technologies to provide high-value sustainable solutions to reduce emission, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. CDTi is headquartered in Oxnard, California and currently has operations in the U.S., the U.K., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this document, the Company includes forward looking statements regarding growth and its goals to commercialize advanced, low-PGM, zero-PGM materials and robust manufacturing technologies, as well as creating development partnership and joint venture licensing and manufacturing agreements.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (a) that CDTI may not be able to (i) reduce operating costs or increase sales; (ii) realize the benefits of investments; (iii) obtain sufficient funding to implement its growth plans or maintain its operations; (iv) experience growth due to changes in or lack of enforcement of emissions regulations or standards; (v)  be successful in realigning its strategic path; (vi) commercialize its technology due to agreements with third parties or protect its intellectual property; (vii) obtain verifications, approvals or market acceptance of products; or (viii) retain qualified personnel; (b) that CDTi faces competition and constant changes in governmental standards by which its products are evaluated; and (c) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements are and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Allen & Caron, Inc.

Rudy Barrio (investors)

r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)

len@allencaron.com

(949) 474-4300